Exhibit 99.1

Investor Contact: Jeremy Friedman

Executive Vice President and Chief Financial Officer

978 570 6879

Jeremy.friedman@accellent.com

FOR IMMEDIATE RELEASE

Accellent Inc. Announces Third Quarter 2009 Results

Wilmington, MA (November 9, 2009) – Accellent Inc. (the “Company”), a wholly owned subsidiary of Accellent Holdings Corp. (“Accellent”), today announced results for its fiscal third quarter ended September 30, 2009.

“We continued to improve profitability during the third quarter despite a decline in revenue. Adjusted EBITDA grew 9% from the same period a year ago, to $28.4 million. As a percent of sales, adjusted EBITDA was 24.1%, a new quarterly high for Accellent,” said Jeremy Friedman, Executive Vice President and CFO of Accellent. “We remain focused on strengthening the fundamentals of our business to drive sustainable competitive advantage.”

Third Quarter 2009 Financial Results

Net sales decreased 12.6% to $117.8 million in the third quarter of 2009 compared with $134.7 million in the third quarter of 2008. Income from operations was $14.3 million in the third quarter of 2009, compared to $13.5 million in the third quarter of 2008. Net loss was $0.8 million in both the third quarter of 2009 and 2008.

Adjusted EBITDA for the third quarter of 2009 was $28.4 million, or 24.1% of net sales, compared to Adjusted EBITDA of $26.1 million, or 19.4% of net sales, in the third quarter of 2008.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

Nine Months Ended September 30, 2009 Financial Results

Net sales decreased 7.9 % to $368.0 million in the first nine months of 2009, compared with $399.4 million in the first nine months of 2008. Income from operations was $46.1 million in the first nine months of 2009 compared with $42.9 million in the first nine months of 2008. Net loss was $1.4 million in the first nine months of 2009 compared to $9.8 million in the first nine months of 2008.

Adjusted EBITDA for the first nine months of 2009 was $84.2 million or 22.9% of net sales compared to adjusted EBITDA of $78.5 million, or 19.7% of net sales, in the first nine months of 2008.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

Conference Call

A conference call has been scheduled for today, November 9, 2009 at 5:00 p.m. Eastern Time. The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (866) 770-7120 pass code 62222729. Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software. A replay of the conference call will be available via www.accellent.com or by telephone at (888) 286-8010 pass code 20762037 until November 16, 2009.

About Accellent

Accellent provides fully integrated outsourced manufacturing and engineering services to the medical device industry in the cardiology, endoscopy, drug delivery, neurology and orthopaedic markets. Accellent has broad capabilities in design and engineering services, precision component fabrication, finished device assembly and complete supply chain management. These capabilities enhance customers’ speed to market and return on investment by allowing them to refocus internal resources more efficiently. For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 31, 2009. All forward-looking statements are expressly qualified in their entirety by such risk factors.

Accellent Inc.

Condensed Consolidated Statements of Operations

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Net sales	$117,768	$134,670	$368,026	$399,428
Cost of sales (exclusive of amortization)	84,387	100,031	264,848	293,998

Gross profit	33,381	34,639	103,178	105,430

Selling, general and administrative expenses	11,832	15,596	38,128	45,533
Research and development expenses	676	751	2,053	2,231
Restructuring charges	2,362	794	4,843	3,165
Amortization of intangible assets	3,735	3,735	11,205	11,205
Loss on disposal of property and equipment	449	297	804	400

Income from operations	14,327	13,466	46,145	42,896

Interest expense, net	(13,881)	(16,026)	(43,165)	(49,363)
Other (expense) income	(1,251)	1,050	(2,362)	8

Income (loss) before income tax expense	(805)	(1,510)	618	(6,459)

Income tax expense (benefit)	15	(661)	2,060	3,360

Net loss	$(820)	$(849)	$(1,442)	$(9,819)

Accellent Inc.

Reconciliation of Net Loss to EBITDA to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
RECONCILIATION OF NET LOSS TO EBITDA:
Net loss	$(820)	$(849)	$(1,442)	$(9,819)
Interest expense, net	13,881	16,026	43,165	49,363
Income tax expense (benefit)	15	(661)	2,060	3,360
Depreciation and amortization	9,245	9,122	27,601	26,630

EBITDA	$22,321	$23,638	$71,384	$69,534

Adjustments:
Restructuring charges	2,362	794	4,843	3,165
Stock-based compensation – employees	225	1,435	829	2,349
Stock-based compensation – non-employees	23	90	70	924
Employee severance and relocation	912	131	1,579	729
Chief executive recruiting costs	—	—	—	(26)
Currency translation (gain) / loss	530	(1,220)	1,097	(534)
Loss on derivative instruments	498	171	1,091	528
Loss on disposals of property and equipment	449	297	804	400
Other plant closure costs	765	463	1,664	533
Management fees to stockholder	289	276	868	931

Adjusted EBITDA	$28,374	$26,075	$84,229	$78,533

Accellent Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$34,572	$14,525
Accounts Receivable, net	51,153	50,724
Inventories	55,458	64,204
Prepaid expenses and other	4,078	3,954

Total current assets	145,261	133,407
Property, plant and equipment, net	121,557	127,460
Goodwill	629,854	629,854
Intangible assets, net	183,300	194,505
Deferred financing costs and other assets	14,737	17,505

Total assets	$1,094,709	$1,102,731

Liabilities and Stockholder’s equity
Current liabilities:
Current portion of long-term debt	$631	$4,007
Accounts payable	23,120	23,285
Accrued expenses	43,330	34,137

Total current liabilities	67,081	61,429
Note payable and long-term debt	683,901	702,529
Other long-term liabilities	36,814	36,600

Total liabilities	787,796	800,558
Stockholder’s equity	306,913	302,173

Total liabilities and stockholder’s equity	$1,094,709	$1,102,731

EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net loss or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to unusual items, non-cash items, the pro forma effect of acquisitions as if they had taken place at the beginning of the periods covered by our covenant calculations and other adjustments, all of which are required in calculating covenant ratios and compliance under the indenture governing our senior subordinated notes and under our senior secured credit facility. For the periods presented, Adjusted EBITDA includes adjustments for: restructuring and other related charges, gains and losses from derivative instruments, gains and losses on the sale of property, non-operating currency translation losses, certain stock compensation related charges, severance, executive relocation, CEO search costs, non-cash consulting expenses and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of certain financial covenants in the indenture governing our senior subordinated notes and under our senior secured credit facility. Adjusted EBITDA is a material component of these covenants. We also present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA when reporting their results.